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                                                                    EXHIBIT 23.2

                 [LEBOEUF, LAMB, GREENE & MACRAE LLP LETTERHEAD]


                                 April 6, 2006

RAM Holdings Ltd.
RAM Re House
46 Reid Street
Hamilton HM12
Bermuda

Ladies and Gentlemen:

            We hereby consent to the filing with the Securities and Exchange Commission of this consent as an exhibit to the Registration Statement on form S-1 (Registration No. 333-131763) and to the use of our name in the prospectus forming a part of such Registration Statement under the captions "Material Tax Considerations," with respect to United States taxation matter, and "Experts". In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          /s/ LeBoeuf, Lamb, Greene & MacRae LLP